Exhibit 99.2

MAXIMUS Reports Third Quarter Results

Concentrating Focus to Core Health and Human Services; Operations Segment Again Delivers Solid Quarter

RESTON, Va.--(BUSINESS WIRE)--MAXIMUS (NYSE:MMS), a leading provider of government services, today reported results for its fiscal third quarter ended June 30, 2008. Results reflect the sale of the Company’s Security Solutions and Unison divisions, which have been accounted for as discontinued operations.

Highlights include:

  Revenue of $206.3 million, an increase of 9%, compared to the same period last year,
  Net income of $11.4 million and record diluted earnings per share of $0.61, which included expense of $0.24 per diluted share related to a provision for an anticipated settlement to exit a legacy Justice contract. This necessary action reflects the Company’s ongoing strategy to concentrate its focus on its core health and human services business,
  Strong results from the Operations Segment which delivered operating margin of 15%,
  Completion of its Accelerated Share Repurchase (ASR) program with $13.9 million received for final settlement in July and an increase of its share buyback authorization to $75 million,
  Healthy cash and cash equivalents at June 30, 2008, totaling $77.9 million and cash flow from operations of $12.8 million,
  New sales awards of $700 million and total pipeline of $1.8 billion at August 5, 2008, and
  Subsequent to quarter close, MAXIMUS acquired WTCS, Limited, a U.K.-based workforce services provider with an established presence and strong brand reputation.

Revenue for the third quarter increased 9% to $206.3 million compared to $189.7 million reported for the same period last year. All revenue growth in the quarter was organic and driven by the Operations Segment, which represented 77% of total Company revenue for the period.

Net income for the third quarter increased to $11.4 million, or $0.61 per diluted share, compared to a net loss of $14.4 million, or $0.65 per diluted share, for the same period last year which was impacted by legal and settlement expense of $33.0 million. Fiscal 2008 third quarter net income from continuing operations totaled $9.8 million, or $0.52 per diluted share, which includes a pre-tax gain of $3.9 million, or $0.14 per diluted share, from the sale of a property in McLean, Virginia, a $7.0 million provision for settlement expense, or $0.24 per diluted share, and a $0.7 million legal expense accrual related to arbitration. Third quarter income from discontinued operations totaled $1.6 million, or $0.09 per diluted share, and includes a $1.7 million after-tax gain for the sale of the Company’s Security Solutions division.

Richard Montoni, Chief Executive Officer of MAXIMUS, commented, “Our Operations Segment once again delivered excellent operational and financial results for the quarter. This clearly demonstrates the benefits of our strategy to focus on our core business of health and human services offerings. Also, as an element of our strategy, we divested two non-core businesses during the quarter and negotiated an exit to a legacy Justice contract. Our strategy remains focused on improving underperforming businesses, while exploring divestment opportunities of certain non-core assets.”

Montoni continued, “Additionally, we continue to expand our geographic footprint, both organically and through acquisition. On August 1, 2008, we acquired WTCS, Limited which provides us with an immediate foothold in the U.K. employment and training sector and better positions MAXIMUS to effectively compete for several new large tenders as part of the U.K. government’s Flexible New Deal workforce services program.”

Operations Segment

Operations Segment revenue accounted for 77% of total Company revenue in the third quarter and increased 13% to $157.9 million compared to $140.3 million for the third quarter of last year. Third quarter operating income for the Operations Segment totaled $23.8 million, or a margin of 15%, compared to $24.6 million, or a margin of 18%, reported for the same period last year. Last year’s operating income included a non-recurring benefit of $3.2 million related to the collection of previously reserved receivables on the now-terminated Texas subcontract. The Operations Segment continues to deliver solid results driven by business optimization efforts and strong organic growth.

Consulting Segment

For the third quarter, Consulting Segment revenue was $19.7 million, or 9% of total Company revenue, compared to $19.2 million reported for the prior-year period. Third quarter operating income was $0.5 million compared to $1.6 million reported in the third quarter of fiscal 2007. The Segment performed as expected and continues to make investments and gain traction in new program integrity markets, such as Medicaid Fraud, Waste and Abuse, as it transitions away from contingent-based claiming work.

Systems Segment

Systems Segment revenue, which represented 14% of total Company revenue, totaled $28.7 million in the third quarter compared to $30.2 million in the same period last year. The Segment’s third quarter operating loss was $5.6 million which compares to a loss of $3.9 million for the third quarter of last year. Strong financial results from the Asset Solutions and ERP divisions were offset by losses principally related to product development and contractual commitments in the Justice and Education divisions.

Sales and Pipeline

Year-to-date signed contract wins at August 5, 2008, totaled $700 million, compared to $423 million reported last year. New contracts pending at August 5, 2008, (awarded but unsigned) totaled $213 million compared to $339 million reported last year. Sales opportunities (pipeline) was again at record levels and at August 5, 2008, totaled $1.8 billion (consisting of $406 million in proposals pending, $285 million in proposals in preparation, and $1.1 billion in proposals tracking) compared to $1.3 billion the prior year.

Balance Sheet & Share Repurchase Program

At June 30, 2008, cash and cash equivalents totaled $77.9 million. The Company also announced the completion of its Accelerated Share Repurchase program and in July received $13.9 million in cash for final settlement. The Board of Directors has also reactivated the Company’s share repurchase program and has increased the authorization for purchases up to $75 million. For its third fiscal quarter, MAXIMUS generated net cash from operations of $12.8 million and free cash flow of $6.0 million (the Company defines free cash flow as cash from operations less purchased property and equipment and capitalized software costs). Days Sales Outstanding (DSOs) continue to run in a favorable range and were 79 days at June 30, 2008. MAXIMUS paid a quarterly cash dividend of $0.10 per share on May 30, 2008.

Outlook

The Company is updating its revenue outlook for fiscal 2008 to exclude revenue from discontinued operations, which totaled approximately $13.2 million for the fiscal year through April 2008. The Company now expects revenue in the range of $815 million to $830 million for the full year. In addition, the Company has also refined its diluted earnings per share guidance to reflect the settlement provision of $0.24. MAXIMUS now expects that GAAP basis diluted earnings per share will be in the range of $2.30 to 2.35. This guidance excludes any gains or losses from potential future divestiture or restructuring activities.

Mr. Montoni concluded, “We are very encouraged with the overall pipeline of new opportunities, despite a challenging fiscal environment for state and local governments. While we continue to grow the business, we remain selective in the pursuit of new opportunities to enhance Company profitability. We are confident that our commitment to focus on our core business will provide future operational and financial benefits as we solidify our position as the leading pure play provider in the government health and human services market.

Website Presentation, Conference Call and Webcast Information

MAXIMUS will host a conference call this morning, August 7, 2008, at 8:30 a.m. (ET). The Company has also posted a presentation on its website, under the Investor Relations page, for analysts to follow along with during the conference call.

The call is open to the public and can be accessed under the Investor Relations page of the Company's website at www.maximus.com or by calling:

877.407.8289 (Domestic)/201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through August 15, 2008. Callers can access the replay by dialing:

877.660.6853 (Domestic)/201.612.7415

Replay account number: 316
Replay conference ID number: 292124

MAXIMUS is one of America’s leading government services companies devoted to providing program management, consulting and information technology services. The Company has more than 6,000 employees located in more than 220 offices in the United States, Canada and Australia. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (file number 001-12997).

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to MAXIMUS financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. MAXIMUS discloses certain financial results excluding certain items and provides certain additional information because management believes providing investors with this information gives additional insights into MAXIMUS results of operations. While MAXIMUS management believes that these non-GAAP financial measures are useful in evaluating MAXIMUS operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

MAXIMUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2007	June 30, 2008
	(Note 1)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,472	$77,944
Marketable securities	126,210	—
Restricted cash	325	327
Accounts receivable — billed, net of reserves of $29,939 and $33,854	127,288	126,793
Accounts receivable — unbilled	40,912	49,721
Current portion of note receivable	—	733
Income taxes receivable	—	1,684
Deferred income taxes	17,409	10,255
Prepaid expenses and other current assets	9,067	8,885
Current assets of discontinued operations	7,054	347
Total current assets	398,737	276,689

Property and equipment, at cost	82,248	87,871
Less accumulated depreciation and amortization	(46,592)	(54,072)
Property and equipment, net	35,656	33,799
Capitalized software	61,191	66,679
Less accumulated amortization	(31,651)	(36,965)
Capitalized software, net	29,540	29,714
Deferred contract costs, net	8,116	5,435
Goodwill	83,576	83,576
Intangible assets, net	3,603	2,452
Note receivable, net of deferred gain and interest income of $3,969	—	1,639
Other assets, net	2,418	3,659
Noncurrent assets of discontinued operations	2,818	—
Total assets	$564,464	$436,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,870	$51,802
Accrued compensation and benefits	28,360	29,417
Current portion of deferred revenue	38,404	33,836
Current portion of income taxes payable	5,487	—
Current portion of capital lease obligations	1,627	830
Other accrued liabilities	1,387	1,037
Current liabilities of discontinued operations	5,457	200
Total current liabilities	131,592	117,122
Capital lease obligations, less current portion	417	—
Deferred revenue, less current portion	10,143	9,061
Income taxes payable, less current portion	—	1,935
Deferred income taxes	12,912	11,810
Total liabilities	155,064	139,928

Shareholders’ equity:
Common stock, no par value; 60,000,000 shares authorized; 22,194,489 and 18,650,241 shares issued and outstanding at September 30, 2007 and June 30, 2008, at stated amount, respectively	299,846	311,143
Treasury stock, at cost; 4,490,073 and 8,248,530 shares at September 30, 2007 and June 30, 2008, respectively	(124,637)	(275,025)
Accumulated other comprehensive income	1,730	3,012
Retained earnings	232,461	257,905
Total shareholders’ equity	409,400	297,035
Total liabilities and shareholders’ equity	$564,464	$436,963

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2008	2007	2008
Revenue	$189,673	$206,324	$516,858	$607,320
Cost of revenue	133,190	151,086	401,841	448,851
Gross profit	56,483	55,238	115,017	158,469
Selling, general and administrative expenses	34,127	36,808	100,398	107,950
Gain on sale of building	—	3,938	—	3,938
Gain (gain adjustment) on sale of Corrections Services business	(233)	—	451	—
Legal and settlement expense	33,010	7,675	42,114	8,606
Income (loss) from operations	(10,887)	14,693	(27,044)	45,851
Interest and other income, net	1,131	490	3,223	2,098
Income (loss) from continuing operations before income taxes	(9,756)	15,183	(23,821)	47,949
Provision for income taxes	5,074	5,379	122	18,594
Income (loss) from continuing operations	(14,830)	9,804	(23,943)	29,355

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	439	(125)	1,519	556
Gain on disposal	—	1,726	—	1,726
Income from discontinued operations	439	1,601	1,519	2,282

Net income (loss)	$(14,391)	$11,405	$(22,424)	$31,637

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.67)	$0.53	$(1.10)	$1.53
Income from discontinued operations	0.02	0.08	0.07	0.11
Basic earnings (loss) per share	$(0.65)	$0.61	$(1.03)	$1.64

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$ (0.67)	$ 0.52	$ (1.10)	$ 1.51
Income from discontinued operations	0.02	0.09	0.07	0.11
Diluted earnings (loss) per share	$ (0.65)	$ 0.61	$ (1.03)	$ 1.62

Dividends per share	$0.10	$0.10	$0.30	$0.30

Weighted average shares outstanding:
Basic	21,998	18,648	21,767	19,235
Diluted	21,998	18,819	21,767	19,471

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2007	2008
Cash flows from operating activities:
Net income (loss)	$(22,424)	$31,637
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(1,519)	(2,282)
Depreciation	7,508	8,244
Amortization	7,912	5,865
Deferred income taxes	(10,277)	5,815
Gain on sale of Corrections Services business	(451)	—
Gain on sale of building	—	(3,938)
Deferred interest income on note receivable	—	37
Non-cash equity based compensation	2,208	7,349

Change in assets and liabilities, net of effects from divestitures:
Accounts receivable – billed	29,456	495
Accounts receivable – unbilled	5,501	(8,810)
Prepaid expenses and other current assets	1,433	182
Deferred contract costs	2,797	2,681
Other assets	3,408	882
Accounts payable	(2,352)	932
Accrued compensation and benefits	3,570	1,057
Deferred revenue	(8,713)	(5,650)
Income taxes	5,405	(7,902)
Other liabilities	31,569	979
Cash provided by operating activities – continuing operations	55,031	37,573
Cash provided by operating activities – discontinued operations	4,316	519
Cash provided by operating activities	59,347	38,092

Cash flows from investing activities:
Proceeds from sales of discontinued operations, net of transaction costs	—	4,643
Proceeds from sale of Corrections Services business, net of transactions costs	1,871	—
Proceeds from sale of building, net of transactions costs	—	5,929
Decrease in note receivable	—	59
Purchases of property and equipment	(7,377)	(8,380)
Capitalized software costs	(2,949)	(5,488)
(Increase) decrease in marketable securities	(6,422)	126,210
Cash provided by (used in) investing activities – continuing operations	(14,877)	122,973
Cash provided by (used in) investing activities – discontinued operations	(13)	—
Cash provided by (used in) investing activities	(14,890)	122,973

Cash flows from financing activities:
Employee stock transactions	11,807	3,364
Repurchases of common stock	—	(150,388)
Payments on capital lease obligations	(1,294)	(1,213)
Tax benefit due to option exercises and restricted stock units vesting	3,121	583
Cash dividends paid	(6,531)	(5,939)
Cash provided by (used in) financing activities – continuing operations	7,103	(153,593)
Cash provided by (used in) financing activities – discontinued operations	—	—
Cash provided by (used in) financing activities	7,103	(153,593)

Net increase (decrease) in cash and cash equivalents	51,560	7,472

Cash and cash equivalents, beginning of period	39,545	70,472

Cash and cash equivalents, end of period	$91,105	$77,944

MAXIMUS, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,
		2007	2008	2007	2008
Revenue:
Consulting		$19,218	$19,736	$59,624	$55,246
Systems		30,178	28,671	92,736	86,368
Operations		140,277	157,917	364,498	465,706
Total		$189,673	$206,324	$516,858	$607,320

Gross Profit:
Consulting		$8,916	$7,782	$26,415	$21,078
Systems		7,207	5,586	23,296	17,798
Operations		40,360	41,870	65,306	119,593
Total		$56,483	$55,238	$115,017	$158,469

Selling, General, and Administrative expense:
Consulting		$7,324	$7,316	$22,177	$21,201
Systems		11,117	11,195	29,405	32,900
Operations		15,794	18,073	49,616	53,302
Corporate/Other		(108)	224	(800)	547
Total		$34,127	$36,808	$100,398	$107,950

Income (loss) from Operations:
Consulting		$1,592	$466	$4,238	$(123)
Systems		(3,910)	(5,609)	(6,109)	(15,102)
Operations		24,566	23,797	15,690	66,291
Consolidating adjustments		108	(224)	800	(547)
Gain (gain adjustment) on sale of Corrections Services business		(233)	-	451	-
Gain on sale of building		-	3,938	-	3,938
Legal and settlement expense		(33,010)	(7,675)	(42,114)	(8,606)
Total	$	(10,887)	$14,693	$(27,044)	$45,851

MAXIMUS, Inc.
Supplemental Pro Forma Earnings per Diluted Share Information

Three months ended June 30, 2008

As reported fully diluted EPS	$0.61

Add back Justice settlement provision	$0.24
Subtotal	$0.85

Less gains from sales
Sale of building	$(0.14)
Sale of business	$(0.09)
Subtotal	$(0.23)

Pro forma base operations	$0.62

CONTACT:
MAXIMUS
Lisa Miles
Investor & Media Relations
703-251-8637